                                                                    Exhibit 23.1


We consent to the incorporation by reference in the registration statements of Avalon Bay Communities, Inc. on Form S-8 (File No. 333-47405), Form S-8 (File No. 333-16837), Form S-8 (File No. 333-56089), Form S-3 (File No. 333-16647),
Form S-3 (File No. 333-15407), Form S-3 (File No. 333-39037) and Form S-3 (File No. 333-41511) of our report dated January 13, 1998, except for Note 14, as to which the date is March 25, 1998, on our audits of the consolidated financial statements and financial statement schedule of Avalon Properties, Inc. as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, which report is included in the Annual Report on Form 10-K of Avalon Properties, Inc., as amended and restated by Amendment No. 1 thereto on Form 10-K/A.


                                        /s/ Cooper & Lybrand L.L.P.
                                        Coopers & Lybrand L.L.P.



June 26, 1998
New York, New York